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                                                                   EXHIBIT 10.92

EMPLOYMENT AGREEMENT

         This Employment Agreement made as of the 15th day of December, 1997, by and between AMERICAN BIOMED, INC., a Delaware corporation (the "Company"), and MARSHALL KERR, an individual residing at 3975 Alta Vista Drive, Fallbrook CA 92028 (the "Employee").

         WHEREAS, the Company wishes to employ the Employee and the Employee desires to work for the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual premises hereinafter set forth, the Company and the Employee agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby agrees to work for the Company upon the terms and conditions set forth herein.

         2. TERM OF EMPLOYMENT. Subject to Section 6. hereof this Agreement shall have a term of two (2) years commencing December 15, 1997 (the "Initial Term"). Thereafter, this Agreement shall continue in effect on a year-to-year basis unless terminated in accordance with Section 6. hereof

         3.      SCOPE OF DUTIES; REPRESENTATIONS AND WARRANTIES.

                 a. The Employee shall be employed by the Company as its Vice President Sales and Marketing. At all times, the Employee shall serve under the direction of the President and Chief Executive Officer of the Company and shall perform such services as the President and Chief Executive Officer in his discretion shall deem appropriate.

                 b. So long as he is employed by the Company, the Employee shall devote his skill, energy and best efforts to the faithful discharge of his duties as an employee of the Company. The Employee agrees that in the provision of all services to the Company, he will comply with and follow all directives, policies, standards and regulations from time to time established by the Board of Directors of the Company.

                 c. The Employee represents and warrants that he is under no contractual or other restrictions or obligations which will in any way limit his activities on behalf of the Company.

         4.      COMPENSATION.

                 a. During the first year of this Agreement, the Company shall pay the Employee a base salary, payable monthly in arrears, in equal installments at a rate equal to $80,000 per annum, (effective 2-1-98 108,000 per annum). The
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annual salary may be adjusted from time to time based upon performance and the
Company's financial condition. In each subsequent year of this Agreement, the Company shall pay to the Employee a salary equal to the greater of (i) his salary for the immediately preceding year or (ii) a salary determined by the Board of Directors following its annual salary and performance review. The Company shall pay an annual bonus pursuant to an annual incentive compensation plan up to 50% of the Employee's base salary, based upon Employee attaining mutually agreed upon goals.

                 b. All payments of salary and other compensation to the Employee shall be made after deduction of any taxes which are required to be withheld with respect thereto under applicable federal and state laws.

                 c. The Company hereby agrees to grant to the Employee a non-qualified stock option for 300,000 shares of common stock in the Company ("Option Shares"). The exercise price per share shall be the fair market value of the shares of common stock of the Company based on the market price of the common stock at the date of employment. The Employee shall have seven (7) years in which to exercise those options which have vested. The stock option shall vest as follows:

                          (1)     100,000 shares shall vest over two years as
follows: 50,000 upon the employment of the Employee pursuant to this Agreement; 25,000 on the first anniversary of employment and 25,000 on the second anniversary of employment;

                          (2)     an additional 200,000 shares shall vest after
the date of this Agreement as follows: 50,000 on the first anniversary of employment and 150,000 on the second anniversary of employment.

The stock options shall be exercisable as to the vested portion by the Employee for one year following termination of his employment by the Company for any reason, except that, in the event of the death of the Employee, his estate shall have the right to exercise the vested portion of the stock option at the time of the Employee's death for a two-year period following the date of the Employee's death. In the event the Employee is terminated by the Company without cause, all shares (in addition to the already vested portion of the option) shall immediately vest.

                 d. If there should occur a change in control of the Company, or the Company is otherwise sold, merged or consolidated, any stock options, vested or unvested, shall become immediately exercisable by the Employee, and shall remain exercisable for a period of ten years.





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         5.      FRINGE BENEFITS; EXPENSES.

                 a. So long as the Employee is employed by the Company, the Employee shall participate in all employee benefit plans sponsored by the Company for its executive employees, including but not limited to health insurance, dental insurance; provided, however, that the nature, amount and limitations of such plans shall be determined from time to time by the Board of Directors of the Company.

                 b. The Company will reimburse the Employee for all reasonable business expenses incurred by the Employee in the scope of his employment.

         6.      TERMINATION.

                 a. During the Initial Term, the Employee's employment by the Company may be terminated only for cause. "Cause" for this purpose shall mean gross and continued dereliction of duty or willful misconduct in the performance of the duties specified herein or conviction of a felony involving moral turpitude. Following such period, the Employee's employment by the Company may be terminated by either party at any time, with or without Cause, by sixty (60) days' written notice to the other party. If the Company terminates the Employee's employment under this Agreement during the Initial Term other than for Cause, then the Company shall pay to the Employee (or his estate or representative, as appropriate) an amount equal to the amount of his then-current monthly salary times the number of months remaining in the Initial Term, in a lump sum payment, and shall continue to provide benefits in the kind and amounts provided up to the date of termination for the remaining period in the Initial Term, including, without limitation, continuation of any Company-paid benefits as described in Section 5.a. for the Employee and his family. Under no circumstances shall Employee be entitled to any compensation under this Agreement for any period of time following his date of termination if his termination is for Cause.

         7. CONFIDENTIALITY. The Employee understands and agrees that his employment by the Company creates a relationship of confidence and trust between himself and the Company with respect "Confidential Information" and "Inventions". As used herein, the term "Confidential Information" shall mean and include any and all scientific records, computer programs, data, patent applications, trade secrets, proprietary information, technology or other information of any kind or expressed or recorded on any medium arising out of, concerning or acquired in connection with the research, development and commercialization activities of the Company; but does not include information
(i) rightfully in the possession of the Employee prior to its disclosure by the Company; (ii) coming into the Employee's





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possession from another party who is under no obligation to the Company to keep the information confidential, (iii) generally known or available, through no fault of the Employee or (iv) later furnished to the Company without disclosure restrictions; and the term "Inventions" shall mean any discovery, concept or idea, whether or not patentable or copyrightable, made during the course of the Employee's employment, including but not limited to apparatus, processes, methods, software, formulas, substances and techniques, improvements thereof and know-how relating thereto, which is made, conceived or reduced to practice, in whole or in part, during the course of the Employee's employment. In consideration of his employment by the Company and the compensation received from the Company from time to time, the Employee agrees that all Confidential Information and Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owners of all patents and other rights in connection therewith. The Employee hereby assigns to the Company any rights which he may have or acquire in such Confidential Information or Inventions. At all times, both during his employment by the Company and for a period of three years thereafter, the Employee will keep in confidence and trust all Confidential Information and Inventions and will not use or disclose any Confidential Information or Inventions or anything relating thereto without the prior written consent of the Company, except as may be necessary in the ordinary course of performing his duties for the Company. The Employee agrees that the remedy at law for any breach of any provision of this
Section 7 will be inadequate and that the Company will be entitled to injunctive relief for any such breach.

         8.      NON-COMPETITION

                 a. So long as the Employee is employed by the Company and for three years thereafter, the Employee shall not directly or indirectly engage in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or engaged in any manner by, any business competing with that of the Company in the continental United States. For purposes of this Section 8, a business shall be deemed to be competing with the business of the Company if such other business is principally engaged in the development, marketing or distribution of products and/or technology (whether patented or otherwise) involving atherectomy catheters, heart pumps, or any other technology developed by the Company during the term of this Agreement, their derivatives or functional substitutes which are based on technology or information similar thereto.

                 b. The Employee has carefully read and considered the provisions of this Section 8. and, having done so, agrees that the restrictions set forth in such paragraph, including the time period, scope of activity to be restrained, and the geographical scope, are fair and reasonable and are





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reasonably required for the protection of the interests of the Company, its officers, directors, employees and shareholders.

                 c. In the event, notwithstanding the foregoing, that any of the provisions of this Section 8. shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event any provision of Section 8.a. relating to the time period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the time period and/or areas of restriction deemed reasonable and enforceable by such court shall become and thereafter be the maximum time period and/or areas.

                 The Employee agrees that the remedy at law for any breach of any provision of this Section 8. will be inadequate and that the Company will be entitled to injunctive relief for any such breach.

         9. NOTICE. All notices, requests, demands and other communications required by or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand, by courier service, or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

                 a. If to the Employee, to the address set out in the beginning of this Agreement;

                 b.       If to the Company:
                          Attention: Board of Directors
                          American BioMed, Inc.
                          10077 Grogans Mill Road
                          Suite 100
                          The Woodlands, TX 77380

Either party may change such party's address by such notice to the other parties.

         10. ASSIGNMENT. This Agreement is personal to the Employee, and he shall not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company.





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The Company shall have the right to assign this Agreement to a successor in interest in connection with a merger, sale of substantially all assets, or the like.

         11. SURVIVAL. This provisions of this Agreement shall survive the termination of the Employee's employment hereunder in accordance with their terms.

         12. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

         13. BINDING UPON SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the terms of employment of the Employee by the Company and supersedes all prior agreements and understandings, whether written or oral, between them concerning such terms of employment.

         15.     WAIVER AND AMENDMENTS; CUMULATIVE RIGHTS AND REMEDIES.

                 a. This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived only by a written instrument executed by the parties hereto. The waiver by either party or a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

                 b. No failure on the part of any part to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

                 c. The Employee's obligations to the Company and the Company's rights and remedies hereunder are in addition to all other obligations of the Employee and rights and remedies of the Company created pursuant to any other agreement.





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         16.     SEPARABILITY. In the event any provision or provisions of this
Agreement is held to be invalid or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the date first above written.

AMERICAN BIOMED, INC.


[C]
By: /s/ STEVEN B. RASH                          /s/ MARSHALL KERR
   ------------------------                     ------------------------
Name:    Steven B. Rash                         Marshall Kerr
Title:   President and CEO

Company                                         Employee






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